AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  JUNE 26, 2000

                                  BY AND AMONG

                           NATIONAL-STANDARD COMPANY,

                               HEICO HOLDING, INC.

                                       AND

                              NS ACQUISITION CORP.

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 26, 2000, is made by and among NATIONAL-STANDARD COMPANY, an Indiana corporation (the "Company"), HEICO HOLDING, INC., a Delaware corporation ("Parent"), and NS ACQUISITION CORP., a Delaware corporation ("Merger Subsidiary").


                              W I T N E S S E T H :

         WHEREAS, in furtherance of Merger Subsidiary's acquisition of all of the issued and outstanding shares of common stock, par value $.01 per share of the Company (the "Shares" or the "Company Common Stock"), it is proposed that Merger Subsidiary make a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of Company Common Stock for $1.00 per Share, net to the seller in cash, upon the terms and conditions set forth in this Agreement and the Offer.

         WHEREAS, the Board of Directors of the Company has (i) approved this Agreement, (ii) resolved to recommend the Offer to the Company's stockholders and (iii) deems it advisable and in the best interests of the Company's stockholders to consummate the merger of Merger Subsidiary with and into the Company on the terms and conditions set forth in this Agreement (the "Merger").

         WHEREAS, the respective Boards of Directors of Parent and Merger Subsidiary have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the Merger on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                                    THE OFFER

         Section 1.1. The Offer.

         (a) Subject to the provisions of this Agreement and this Agreement not having been terminated, Merger Subsidiary shall use reasonable efforts to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) the Offer within 10 business days of the date hereof. The obligation of Merger Subsidiary to commence the Offer and to accept for payment, and to pay for any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the satisfaction of the conditions set forth in Exhibit A and the terms and conditions of this Agreement (the "Offer Conditions"). Subject to the provisions of this Agreement, the Offer shall initially expire on the 20th business day from and after the date the Offer is commenced, including the date of the commencement of the Offer as the first business day in accordance with Rule 14d-2 under the Exchange Act, unless this Agreement is terminated in accordance with Article 9, in which case the Offer (whether or not previously extended in accordance with the terms hereof) shall expire on such date of termination.

         (b) Merger Subsidiary expressly reserves the right to waive any condition set forth on Exhibit A without the consent of the Company, and to make any other changes in the terms and conditions of the Offer. However, without the prior written consent of the Company, Merger Subsidiary shall not (i) reduce the maximum number of Shares subject to the Offer; (ii) decrease the Offer Price;
(iii) change the form of consideration payable in the Offer; (iv) amend or modify the Offer Conditions in any manner adverse to the holders of Shares; or
(v) waive the requirement for the Foothill Consent (as defined below) to have been obtained at the expiration of the Offer. Notwithstanding the foregoing,

Merger Subsidiary may, without the consent of the Company, extend the Offer at any time and from time to time: (i) if at the then scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived, until such time as all such conditions shall have been satisfied or waived; (ii) for any period required by any statute or rule, regulation, interpretation or position of the Securities and Exchange Commission (the "Commission") or its staff applicable to the Offer; (iii) for any period required by applicable law in connection with an increase in the consideration to be paid pursuant to the Offer; and (iv) from time to time, for an aggregate period of not more than ten
(10) business days (for all such extensions under this clause (iv)) beyond the latest expiration date that would be permitted under clause (i), (ii) or (iii) of this sentence. Subject to and in accordance with the terms and conditions of the Offer and this Agreement (but subject to the right of termination in accordance with Article 9), Merger Subsidiary shall accept for payment and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer. In addition to the foregoing, Merger Subsidiary may provide for a "subsequent offering period" to the extent provided in Rule 14d-11 under the Exchange Act after the purchase of Shares pursuant to the Offer.

         Section 1.2 Actions by Merger Subsidiary. Within ten (10) business days following execution of this Agreement, Merger Subsidiary shall file with the Commission a Tender Offer Statement on Schedule TO, including all exhibits thereto (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer, the Merger and the other transactions contemplated hereby. The Schedule TO shall contain or incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related documents (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements or amendments thereto, collectively, the "Offer Documents"). The Company and its counsel shall be given an opportunity to review and comment upon the Offer Documents prior to the filing thereof with the Commission. The Offer Documents shall comply in all material respects with the requirements of the Exchange Act. On the date filed with the Commission and on the date first published, sent or given to the Company's stockholders, the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Merger Subsidiary with respect to information supplied by the Company for inclusion in the Offer Documents. Merger Subsidiary agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent such information shall have become false or misleading in any material respect, and Merger Subsidiary further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated to all of the holders of Shares as and to the extent required by applicable federal securities laws. The Company agrees to notify Merger Subsidiary promptly as to any information provided by it for use in the Offer Documents if and to the extent such information shall have become false or misleading in any material respect, and Merger Subsidiary further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated to all of the holders of Shares as and to the extent required by applicable federal securities laws. Merger Subsidiary agrees to provide the Company and its counsel any comments Merger Subsidiary or its counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after receipt of such comments. Merger Subsidiary shall use its reasonable efforts to respond to such comments promptly and shall provide the Company copies of any written responses and telephonic notification of any verbal responses by Merger Subsidiary or its counsel. Parent and Merger Subsidiary shall provide for inclusion in the
Schedule 14D-9 (as defined below) and the Information Statement (as defined below) any information reasonably requested by the Company, and to the extent requested by the Company, Parent and Merger Subsidiary shall cooperate in the preparation of the Schedule 14D-9 and the Information Statement.

         Section 1.3.  Actions by the Company.

         (a) The Company hereby consents to the inclusion in the Offer Documents of information relating to the recommendation of the Board of Directors of the Company described in Section 3.2(b). The Company shall provide for inclusion in the Offer Documents any information reasonably requested by Merger Subsidiary,


                                   ANNEX-A-2
and to the extent requested by Merger Subsidiary, the Company shall cooperate in the preparation of the Offer Documents.

         (b) As soon as reasonably practicable on or after the date of the commencement of the Offer, the Company shall file with the Commission a Solicitation/Recommendation Statement on Schedule 14d-9 with respect to the Offer (such Schedule 14d-9, together with all amendments and supplements thereto, "Schedule 14D-9") containing the recommendations of the Board of Directors of the Company described in Section 3.2(b) and shall disseminate the
Schedule 14D-9 to the stockholders of the Company to the extent required by Rule 14D-9 promulgated under the Exchange Act and any other applicable federal or state securities laws. The Company shall cooperate with Merger Subsidiary in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. Merger Subsidiary and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the Commission. The Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act. On the date filed with the Commission and on the date first published, sent or given to the Company's stockholders, the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Merger Subsidiary for inclusion in the Schedule 14D-9. The Company agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the Commission and to be disseminated to all of the holders of Shares as and to the extent required by applicable federal securities laws. Merger Subsidiary agrees to notify the Company promptly as to any information provided by it for use in the Schedule 14D-9 if and to the extent such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the Commission and to be disseminated to all of the holders of Shares as and to the extent required by applicable federal securities laws. The Company agrees to provide Merger Subsidiary and its counsel in writing any comments the Company or its counsel may receive from the Commission or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments. The Company agrees to use its reasonable efforts, after consultation with Merger Subsidiary, to respond promptly to all such comments of and requests by the Commission. The Company shall provide Merger Subsidiary copies of any written responses and telephonic notification of any verbal responses by the Company and its counsel.

         (c) In connection with the Offer, the Company shall promptly, or shall cause its transfer agent to promptly, furnish Merger Subsidiary with mailing labels containing the names and addresses of the record holders of Shares, each as of the most recent date together with copies of all lists of stockholders and security position listings and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Merger Subsidiary such information and assistance (including updated lists of stockholders, security position listings and computer files) as Merger Subsidiary may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Merger Subsidiary shall hold in confidence the information contained in any of such labels, lists and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with Section 9.1, shall deliver to the Company all copies of such information then in its possession.

         Section 1.4 Board of Directors.

         (a) Promptly upon the purchase of and payment for any Shares by Merger Subsidiary which represent at least a majority of the outstanding Shares, Merger Subsidiary shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the


                                   ANNEX-A-3
percentage that the aggregate number of Shares beneficially owned by Merger Subsidiary bears to the total number of Shares then outstanding. The Company shall, upon request of Merger Subsidiary, use its reasonable best efforts promptly either to increase the size of its Board of Directors, including by amending the By-laws of the Company if necessary to so increase the size of such Board of Directors, or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Merger Subsidiary's designees to be so elected or appointed to the Company's Board of Directors, and shall use its reasonable best efforts to cause Merger Subsidiary's designees to be so elected or appointed at such time. At such time, the Company shall, upon the request of Merger Subsidiary, also cause persons designated by Merger Subsidiary to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company, and (iii) each committee (or similar body) of each such board. The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act. The Company shall take, at its expense, all action necessary to effect any such election, and shall include in the Schedule 14D-9 the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

         (b) Following the election or appointment of Merger Subsidiary's designees pursuant to this Section 1.4 and prior to the Effective Time, the approval of a majority of the directors of the Company then in office who are not designated by Merger Subsidiary shall be required to authorize any permitted termination of this Agreement by the Company, any material amendment of this Agreement, any extension of time for the performance of any of the obligations or other acts of Parent or Merger Subsidiary, and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company.

                                   ARTICLE 1A

                                   THE MERGER

         Section 1A.1 The Merger.

         (a) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file articles of merger with the Secretary of State of the State of Indiana and a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the Business Corporation Act of the State of Indiana (the "Indiana Law") and the General Corporation Law of the State of Delaware (the "Delaware Law") to be made in connection with the Merger. The Merger shall become effective at such time as the articles of merger is duly filed with the Secretary of State of the State of Indiana and the certificate of merger is duly filed with the Secretary of State of the State of Delaware or, if agreed to by the Company and Parent, at such later time as is specified in the articles of merger (the "Effective Time").

         (b) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the requirements of Indiana Law and Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Indiana Law and Delaware Law.

         (d) The closing of the Merger (the "Closing") shall take place (i) at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, as soon as practicable, but in any event within three business days, after the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this


                                   ANNEX-A-4

Agreement or (ii) at such other place and time or on such other date as the Company and Parent may agree in writing (the "Closing Date").

         Section 1A.2 Conversion of Shares.

         (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

                  (i) each share of Company Common Stock held by the Company as treasury stock or owned by Parent or any subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (ii) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                  (iii) each share of Company Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1A.2(a)(i), be converted into the right to receive $1.00 per share (the "Merger Consideration").

         (b) From and after the Effective Time, all shares of Company Common Stock converted in accordance with Section 1A.2(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 1A.2(a)(ii).

         Section 1A.3 Surrender and Payment.

         (a) Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be delivered in respect of the shares of Company Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent.

         (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

         (c) If any portion of the Merger Consideration is to be paid to any Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment of the Merger Consideration that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any


                                   ANNEX-A-5
transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or Parent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 1A.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1A.3(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 1A.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws.

         Section 1A.4 Stock Options and Warrants; Restricted Stock.

         (a) At and after the Effective Time, any outstanding option to purchase shares of Company Common Stock (each a "Company Stock Option") or other stock-based awards of the Company granted under the Company's plans or agreements pursuant to which stock options or restricted stock awards or other stock-based awards of the Company have been or may be granted (collectively, the "Company Stock Plans") and any outstanding warrant or other right convertible or exchangeable into shares of capital stock of the Company (each a "Company Warrant") will, in accordance with the terms of the applicable Company Stock Plan or Company Warrant, by virtue of the Merger and without any further action on the part of the Company, Parent, Merger Subsidiary or the holder of any such Company Stock Option or Company Warrant, be automatically converted into the right to receive an amount per share of Company Common Stock into which such Company Stock Option (regardless of any vesting schedule) or Company Warrant is exercisable or convertible equal to (i) the Merger Consideration less (ii) any applicable exercise price or conversion price with respect to such Company Stock Option or Company Warrant as of the Effective Time. At the Effective Time, all outstanding Company Stock Options shall be cancelled and all Company Stock Plans shall be terminated and of no further force or effect.

         (b) At and after the Effective Time, any outstanding restricted stock awards of the Company (each a "Company Restricted Stock Award") granted under any Company Stock Plan will, by virtue of the Merger and without any further action on the part of the Company, Parent, Merger Subsidiary or the holder of such Company Restricted Stock Award, entitle the holder thereof to receive an amount per share of Company Common Stock covered by such Restricted Stock Award equal to the Merger Consideration and all restrictions under such awards shall lapse as of the Effective Time.

         Section 1A.5 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, any issuance of additional shares of capital stock of the Company upon exercise of any Company Convertible Securities outstanding on the date of this Agreement, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.



                                   ANNEX-A-6

         Section 1A.6 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Article 1 or Article 1A such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         Section 1A.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by that Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Shares represented by such Certificates as contemplated by this Article 1A.

         Section 1A.8 Dissenting Company Stockholders. Notwithstanding any provision of this Agreement to the contrary, if required by Indiana Law, but only to the extent required thereby, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares who have properly exercised appraisal rights with respect thereto in accordance with Section 23-1-44-8 of Indiana Law (the "Dissenting Shares") will not be exchangeable for the right to receive the Merger Consideration. Each holder of such Dissenting Shares will be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 23-1-44-8 unless and until such holder fails to perfect or effectively waives, withdraws or loses his or her rights to appraisal and payment under Indiana Law. If, after the Effective Time, any such holder fails to perfect or effectively waives, withdraws or loses such right, such shares will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock prior to the Effective Time and, prior to the Effective Time, the Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                    ARTICLE 2

                           CERTAIN GOVERNANCE MATTERS

         Section 2.1 Articles of Incorporation of the Surviving Corporation. The certificate or articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation (until amended in accordance with applicable law).

         Section 2.2 By-laws of the Surviving Corporation. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (until amended in accordance with applicable law).

         Section 2.3 Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.



                                   ANNEX-A-7

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent that except as set forth in the disclosure schedules relating to the sections of this Agreement identified therein delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedules"):

         Section 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" or "material adverse change" with respect to any Person means any change, effect, event or occurrence that has a material adverse impact on the financial condition, business, liabilities, properties, assets, prospects or results of operations of such Person and its Subsidiaries taken as a whole. The Company has heretofore made available to Parent true and complete copies of the Company's articles of incorporation and by-laws as currently in effect.

         Section 3.2 Corporate Authorization.

         (a) The execution, delivery and performance by the Company of this Agreement, other agreements contemplated hereby (the "Ancillary Agreements") to which the Company is a party (the "Company Ancillary Agreements") and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in accordance with Indiana Law (the "Company Stockholder Approval") in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of the outstanding shares of Company Common Stock having votes representing a majority of the votes of all such outstanding capital stock, voting together as a single class, in favor of the approval and adoption of this Agreement and the Merger is the only vote of the holders of any of the Company's capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreements to which Parent and/or Merger Subsidiary is a party (the "Parent Ancillary Agreements") by Parent and Merger Subsidiary, as applicable, each of this Agreement and the Company Ancillary Agreements constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         (b) The Company's Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Offer and the Merger) are advisable, fair to and in the best interests of the Company's stakeholders, including stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Offer and the Merger), and (iii) resolved to recommend that the Company stockholders accept the Offer and vote for the approval and adoption of this Agreement and the Merger. The Company's Board of Directors shall continue to recommend that the Company stockholders accept the Offer and vote for the approval and adoption of this Agreement and the Merger, subject to Section 7.9.

         Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement, the Company Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing by the Company with,


                                   ANNEX-A-8
any governmental body, agency, official or authority other than (a) the filing of a certificate and/or articles of merger in connection with the Merger in accordance with Indiana Law, Delaware Law and applicable laws of any other state, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the Company's consummation of the Merger.

         Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Company Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the articles of incorporation or by-laws of the Company, (b) assuming compliance with the matters referred to in Section 3.3 and subject to receipt of the Company Stockholder Approval, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) subject to receipt of the Company Stockholder Approval, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.13) not yet due or (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business. Neither the Company nor any Subsidiary of the Company is a party to any agreement that expressly limits the ability of the Company or any Subsidiary of the Company to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

         Section 3.5 Capitalization. The authorized capital stock of the Company consists of 25,600,000 shares, consisting of 25,000,000 shares of Company Common Stock and 600,000 shares of Preferred Stock, par value $1.00 per share. As of the close of business on June 23, 2000, there were outstanding 5,788,569 shares of Company Common Stock and no other shares of capital stock or other voting securities of the Company were then outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for (i) Company Stock Options to acquire no more than 1,230,500 shares of Company Common Stock issued pursuant to the Company Stock Plans, and (ii) Company Warrants to acquire no more than 100,000 shares of Company Common Stock, there are no outstanding options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscription or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment (each of the foregoing, a "Company Convertible Security"). Schedule 3.5 sets forth a list of all Company Stock Options and Company Warrants listing the holder, the number of shares of Company Common Stock into which such Company Stock Options or Company Warrants are exercisable or convertible, and the exercise price. Since the close of business on June 23, 2000, the Company has not issued any shares of capital stock or any Company Convertible Securities other than the issuance of Company Common Stock in connection with the exercise of the Company Stock Options described above. There are no outstanding obligations of the Company or any of its Subsidiaries to


                                   ANNEX-A-9
repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Convertible Securities.

         Section 3.6 Subsidiaries.

         (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is, directly or indirectly, owned by the Company. All shares of capital stock of, or other ownership interests in, Subsidiaries of the Company, directly or indirectly, owned by the Company are owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding options, warrants or other rights to acquire from the Company or any of its Subsidiaries, and, except as may be required by applicable foreign corporate laws, no preemptive or similar rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to, the capital stock of any Subsidiary of the Company, obligating the Company or any of its Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment (each of the foregoing, a "Company Subsidiary Convertible Security"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire from any Person (other than the Company or a wholly owned Subsidiary of the Company) any outstanding shares of capital stock of any Subsidiary of the Company or any Company Subsidiary Convertible Securities.

         Section 3.7 Commission Filings.

         (a) The Company has made available to Parent (i) its annual reports on Form 10-K for its fiscal years ended September 30, 1997, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after September 30, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since September 30, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the Commission since September 30, 1999 (the documents referred to in this Section 3.7(a) and such items filed after the date of this Agreement being referred to collectively as the "Company Commission Documents"). The Company's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2000 is referred to as the "Company 10-Q".

         (b) As of its filing date, each Company Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.



                                   ANNEX-A-10

         (c) As of its filing date, each Company Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each registration statement, as amended or supplemented, if applicable, filed by the Company pursuant to the Securities Act since September 30, 1999, as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 3.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in
Section 3.7 present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of March 31, 2000 set forth in the Company 10-Q and "Company Balance Sheet Date" means March 31, 2000.

         Section 3.9 Disclosure Documents. Neither (i) the proxy statement or information statement of the Company (the "Company Proxy Statement") to be filed with the Commission in connection with the Merger, nor (ii) any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

         Section 3.10 Absence of Certain Changes. Since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has not been:

         (a) any event, occurrence or development which, individually or in the aggregate, would have, or reasonably be expected to have, a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of their capital stock or any Company Convertible Securities or Company Subsidiary Convertible Securities;

         (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

         (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax


                                   ANNEX-A-11
proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

         (e) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change which is required by reason of a concurrent change in GAAP;

         (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice;

         (g) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed; or

         (h) any action which, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

         Section 3.11 No Undisclosed Liabilities. There are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto or otherwise taken into account in the calculation of the Merger Consideration;

         (b) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business; and

         (c) obligations under this Agreement and filing fees and advisor fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement.

         Section 3.12 Litigation. There is no action, suit, proceeding or known investigation pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree.

         Section 3.13 Taxes.

         (a) Except as provided for in the Company Balance Sheet (including the notes thereto), (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (iv) there is no


                                   ANNEX-A-12
action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; (v) to the best of the Company's knowledge and belief, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. Sections 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company is the common parent, and (vi) no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries which deficiency has not been paid (other than deficiencies which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet). For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         (b) Neither the Company nor any of its Subsidiaries have been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period.

         (c) There are no Tax liens upon any property or assets of the Company or any of its Subsidiaries except liens for current Taxes not yet due.

         Section 3.14 Employee Benefit Plans.

         (a) For purposes of this Agreement, the term "Company Employee Plans" shall mean and include: each management, consulting, non-compete, employment, severance or similar contract, plan, including, without limitation, all Company Stock Plans, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or director or former employee or director of the Company or any Subsidiary, or under which the Company has any liability, contingent or otherwise (including but not limited to each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). The Disclosure Schedule sets forth a list of each Company Employee Plan.

         (b) Each Company Employee Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan. No Company Employee Plan is a "multiemployer plan," as defined in Section 3(37) of ERISA.

         (c) Neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability. All contributions required to be


                                   ANNEX-A-13
made under the terms of any Company Employee Plan maintained in the United States have been made, and, where applicable to a Company Employee Plan, the Company and its affiliates have complied with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each such Company Employee Plan.

         (d) With respect to each Company Employee Plan which is subject to Title IV of ERISA, (i) the present value of accrued benefits under such Company Employee Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Employee Plan's actuary with respect to such Company Employee Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Employee Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Employee Plan for which the 30-day notice requirement has not been waived, and (iii) no condition exists which would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA.

         (e) Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the Company's knowledge, no circumstances exist which will adversely affect such qualification or exemption.

         (f) No director or officer or other employee of the Company or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company Stock Plans or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby; and no payment made or to be made to any current or former employee or director of the Company or any of its affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         (g) Since the Company Balance Sheet Date, there has been no amendment to, or change in employee participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

         (h) The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign statutes, laws, (including without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company and its Subsidiaries are pending or, to the knowledge of the Company, threatened, nor are the Company and its Subsidiaries involved in or, to the knowledge of the Company, threatened with any labor dispute, grievance (other than ordinary, immaterial individual grievances), or litigation relating to labor matters involving any employees. There are no suits, actions, disputes, claims (other than routine claims for benefits), known investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Company Employee Plan.

         (i) The Company Stock Plans allow for the treatment of Company Options as provided in Section 1A.4.

         Section 3.15 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         Section 3.16 Finders' or Advisors' Fees. Other than USBancorp Piper Jaffray (a copy of whose engagement letter has been delivered to Parent), there is no investment banker, broker, finder or other intermediary which has been


                                   ANNEX-A-14
retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 3.17 Environmental Matters.

         (a) The Company and its Subsidiaries (i) are in material compliance with all, and are not subject to any material liability with respect to, any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits, except where the failure to have applied for or be in compliance with any such Environmental Permit would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         (b) Neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

         (c) Neither the Company nor any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, no litigation, other proceeding or known investigation is pending or, to the knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

         (d) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

         (e) For purposes of this Agreement:

                  (i) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  (ii) "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (iii) "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  (iv) "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or


                                   ANNEX-A-15
         hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         Section 3.18 Permits. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any domestic or foreign governmental, administrative or judicial authority necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses in the manner as they are now being conducted (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where the invalidity or failure to be in full force and effect, or the failure to have any of the Company Permits, would neither, individually or in the aggregate, (a) have a Material Adverse Effect on the Company nor (b) prevent or materially delay the performance of this Agreement by the Company. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate,
(a) have a Company Material Adverse Effect on the Company nor (b) prevent or materially delay the performance of this Agreement by the Company.

         Section 3.19 Material Contracts.

         (a) The Company Disclosure Schedules set forth a complete and correct list of all agreements of the following types to which the Company or any of its Subsidiaries is a party or may be bound (collectively, the "Material Contracts"): (i) employment, severance, termination, consulting and retirement agreements that are not terminable "at will"; (ii) agreements which involve future payments by the Company of more than $50,000 or which are not cancelable without penalty by the Company in less than 60 days, (iii) royalty and licensing agreements of the Company acting as a licensor; (iv) agreements with any labor organization or other collective bargaining unit; (v) agreements for the purchase, sale or lease of any real estate; (vi) agreements for the sale of assets material to the operation of the Company's business other than in the ordinary course of business or the grant of any preferential rights to purchase any such material assets; (vii) agreements which contain provisions requiring the Company or any Subsidiary to indemnify any person not entered into in the ordinary course of business consistent with past practice; (viii) joint venture agreements or other agreements involving the sharing of profits; (ix) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company or the Company Subsidiaries, except for agreements containing restrictions that would not have a the Material Adverse Effect on the Company; or (x) any other agreements that are material to the conduct of the business of the Company and its Subsidiaries.

         (b) All the Material Contracts are valid and in full force and effect on the date hereof (except to the extent they have previously expired in accordance with their terms) and constitute legal, valid and binding obligations of, and are legally enforceable against, the Company or any of its Subsidiaries which is a party thereto, and to the knowledge of the Company, the other party or respective parties thereto. To the knowledge of the Company, there have been no threatened cancellations thereof and no outstanding disputes thereunder, except such that would not have a the Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has in all material respects performed all the obligations under the Material Contracts required to be performed by the Company and its Subsidiaries to date. The Company is not in default, and to the Company's knowledge, no party is in default, in any material respect under any of the Material Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for defaults which would not in the aggregate reasonably be expected to have a Material Adverse Effect. True and complete copies of all Material Contracts have been delivered to Parent or made available for inspection.

         Section 3.20 Opinion of Financial Advisor. The Company has received the opinion of USBancorp Piper Jaffray to the effect that, as of the date of its opinion, the Offer Price and the Merger Consideration are fair from a financial point of view to the holders of shares of Company Common Stock.



                                   ANNEX-A-16

         Section 3.21 Tax Treatment. [Intentionally Omitted.]

         Section 3.22 Takeover Statutes and Charter Provisions. The Board of Directors of the Company has taken the necessary action to render control share acquisitions provisions and business combinations provisions of Indiana Law, and any other potentially applicable anti-takeover or similar statute or regulation inapplicable to this Agreement and the transactions contemplated hereby.

         Section 3.23 Intellectual Property Matters.

         (a) The Company and its Subsidiaries own, free and clear of all Liens, or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property (as defined in Section 3.23(b)) necessary for their operations as presently conducted. The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not interfere with, infringe upon, misappropriate or violate any of the Intellectual Property rights of any third party which would result in a Material Adverse Effect on the Company. To the best of the Company's knowledge and belief, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries which would result in a Material Adverse Effect on the Company.

         (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, trademarks, service marks, trade dress, logos, trade names, Internet domain names, designs, slogans and general intangibles of like nature, copyrights and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, technology, trade secrets, confidential business information (including ideas, formulae, algorithms, models, methodologies, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

         Section 3.24 Insurance. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company, except where the failure to maintain such insurance would not be reasonably expected to have a Material Adverse Effect on the Company.

         Section 3.25 Title to Assets; Liens. The Company and each of its Subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the Company Balance Sheet, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations or (iii) as disclosed in the Company Commission Documents, and except for such matters, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company (any of the foregoing, a "Permitted Lien"). All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default by the Company or, to the Company's knowledge, any other party thereto, which would reasonably be expected to have a Material Adverse Effect on the Company. The Company Disclosure Schedule sets forth all liens and security interests granted by the Company or any of its Subsidiaries to third parties, except for Permitted Liens.



                                   ANNEX-A-17

         Section 3.26 Offer Documents. None of the Schedule 14D-9, the information statement, if any, filed by the Company in connection with the Offer pursuant to Rule 14f-1 under the Exchange Act (the "Information Statement"), any schedule required to be filed by the Company with the Commission or any amendment or supplement thereto, at the respective times such documents are filed with the Commission or first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation is made by the Company with respect to information supplied by the Parent or Merger Subsidiary specifically for inclusion in the Schedule 14D-9 or Information Statement or any amendment or supplement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, at the time such documents are filed with the Commission, or first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time the Company shall obtain knowledge of any facts with respect to itself, any of its officers and directors or any of its Subsidiaries that would require the supplement or amendment to the Schedule 14D-9 or the information supplied by the Company for inclusion or incorporation by reference in the Offer Documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the Commission and, as required by applicable law, disseminated to the stockholders of the Company, and in the event Parent shall advise the Company as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, the Company shall promptly amend or supplement such document as required and distribute the same to its stockholders.

         Section 3.27 Material Information. No representations or warranties by the Company in this Agreement and no statements or information contained in the Company Disclosure Schedule, or in any certificate furnished or to be furnished by the Company to Parent pursuant to the provisions of this Agreement, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that except as set forth in the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedules"):

         Section 4.1 Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

         Section 4.2 Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, the Parent Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by the Company, each of this Agreement and the Parent Ancillary Agreements constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer,


                                   ANNEX-A-18
reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 4.3 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, the Parent Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, or filing by Parent or Merger Subsidiary with, any governmental body, agency, official or authority other than (a) the filing of a certificate and/or articles of merger in connection with the Merger in accordance with Indiana Law, Delaware Law and applicable laws of any other state, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent or materially delay Parent's and/or Merger Subsidiary's consummation of the Merger.

         Section 4.4 Non-Contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, the Parent Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the articles of incorporation or certificate of incorporation, as the case may be, or by-laws of Parent or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         Section 4.5 Disclosure Documents. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company or at the time the stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.6 Finders' or Advisors' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 4.7 Offer Documents. None of the Offer Documents or any amendment or supplement thereto, at the respective times such documents are filed with the Commission or first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation is made by the Parent or Merger Subsidiary with respect to information supplied by the Company specifically for inclusion in the Offer Documents or any amendment or supplement. None of the information supplied or to be supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Schedule 14D-9 or Information Statement will, at the time such documents are filed with the Commission or distributed to the Company's stockholders, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the


                                   ANNEX-A-19
circumstances under which they were made, not misleading. If at any time prior to the Effective Time the Parent or Merger Subsidiary shall obtain knowledge of any facts with respect to itself, any of its officers and directors or any of its Subsidiaries that would require the supplement or amendment to the Offer Documents or the information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Schedule 14D-9 or Information Statement in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the Commission and, as required by applicable laws, disseminated to the stockholders of the Company, and in the event the Company shall advise Parent or Merger Subsidiary as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, Parent or Merger Subsidiary shall promptly amend or supplement such document as required and distribute the same to the Company's stockholders.

         Section 4.8 Material Information. No representations or warranties by Parent in this Agreement and no statements or information contained in the Parent Disclosure Schedule, or in any certificate furnished or to be furnished by Parent to the Company pursuant to the provisions of this Agreement, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         Section 4.9 Funding. Parent and Merger Subsidiary have, or will have made available to them from their affiliates, all funds necessary to consummate the Offer and the Merger and to pay their related fees and expenses.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

         The Company agrees that:

         Section 5.1. Conduct of the Company. From the date of this Agreement until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time without the prior written consent of Parent:

                  (a) the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate or articles of incorporation or by-laws;

                  (b) the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than transactions between direct and/or indirect wholly owned Subsidiaries of the Company);

                  (c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or any of its Subsidiaries other than issuances of Company Common Stock pursuant to the exercise of Company Stock Options that are outstanding on the date of this Agreement;



                                   ANNEX-A-20

                  (d) the Company will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

                  (e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock, Company Convertible Securities or Company Subsidiary Convertible Securities, except for repurchases, redemptions or acquisitions required by or in connection with the terms of any Company Stock Plan;

                  (f) the Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any employee or director stock options or other stock based awards or any warrants;

                  (g) the Company will not, and will not permit any Subsidiary of the Company to, (i) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase any benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase, other than customary periodic increases in the ordinary course of business, (or amend the terms of) any compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries or (v) permit any director, officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan;

                  (h) the Company will not, and will not permit any of its Subsidiaries to, acquire a material amount of assets or property of any other Person, other than the purchase of inventory in the ordinary course of business;

                  (i) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material amount of assets or property except pursuant to existing contracts or commitments or otherwise in the ordinary course of business;

                  (j) except for any such change which is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or accounting practice used by it;

                  (k) the Company will not, and will not permit any Subsidiary of the Company to, enter into any joint venture, partnership or other similar arrangement;

                  (l) the Company will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

                  (m) the Company will not make or change any Tax election, settle any audit or file any amended Tax Returns, except in the ordinary course of business consistent with past practice; and

                  (n) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.



                                   ANNEX-A-21

                                    ARTICLE 6

                               COVENANTS OF PARENT

         Parent agrees that:

         Section 6.1. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         Section 6.2 Director and Officer Liability.

         (a) Parent will maintain in effect for not less than six years after the Effective Time, the Company's current directors and officers insurance policies, if such insurance is obtainable (or policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Effective Time; provided, however, that in order to maintain or procure such coverage, Parent shall not be required to maintain or obtain policies providing such coverage except to the extent such coverage can be provided at an annual cost of no greater than 150% of the most recent annual premium paid by the Company prior to the date hereof (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

         (b) Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective articles of incorporation or by-laws (or similar organizational documents) shall survive the Effective Time and shall continue in full force and effect in accordance with their respective terms. The provisions of this Section 6.2 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

         Section 7.1. Proxy Statement.

         (a) If approval or action in respect of the Merger by the stockholders of the Company is required by applicable law, the Company shall prepare and file with the Commission the Company Proxy Statement. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the purchase of Shares by Merger Subsidiary pursuant to the Offer, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger, unless otherwise required by the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel. No modification or withdrawal of such recommendation shall relieve the Company of its obligation to submit this Agreement and the transactions contemplated hereby to its stockholders in accordance with applicable law.

         No amendment or supplement to the Proxy Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of any request by the Commission for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the Commission for additional information.



                                   ANNEX-A-22

         (b) The information supplied by Parent for inclusion in the Proxy Statement shall not, at, (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company Meeting (as defined below), and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. All documents that Parent is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         Section 7.2. Stockholders' Meeting. Unless stockholder action is taken by written consent, the Company shall call and hold a meeting of its stockholders (the "Company Meeting") as promptly as practicable following the purchase of Shares by Merger Subsidiary pursuant to the Offer for the purpose of voting upon the approval of the Merger, and the Company shall use its reasonable best efforts to hold the Company Meeting as soon as practicable after such date. The Company shall set the record date for the Company Meeting or any action taken by written consent for the approval of the Merger as the date on which Merger Subsidiary becomes the record holder of all Shares purchased pursuant to the Offer. Parent shall cause all Shares purchased by Merger Subsidiary pursuant to the Offer and all other Shares owned by Parent or any other Subsidiary or affiliate of Parent to be voted in favor of the approval of the Merger.

         Section 7.3. Reasonable Best Efforts. The Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Offer and the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Offer and the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Offer and the Merger and the other transactions contemplated by this Agreement.

         Section 7.4. Certain Filings. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Company Proxy Statement, (b) in determining whether any action by or in respect of, or filing


                                   ANNEX-A-23
with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.5. Access to Information. From the date hereof until the Effective Time, to the extent permitted by applicable law, the Company will upon reasonable request give Parent, its counsel, financial advisors, auditors and other authorized representatives access to the offices, properties, books and records of the Company and its Subsidiaries during normal business hours, furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company; provided that no investigation of the Company's business shall affect any representation or warranty given by the Company hereunder, and the Company shall not be required to provide any such information if the provision of such information may cause a waiver of an attorney-client privilege. All information obtained by Parent or the Company pursuant to this Section 7.5 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated February 18, 2000 between Parent and the Company (the "Confidentiality Agreement").

         Section 7.6. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any press release or make any public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any agreement with the American Stock Exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable efforts to consult with the other party.

         Section 7.7. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 7.8. Notices of Certain Events.

         (a) Each of the Company and Parent shall promptly notify the other party of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         (b) The Company and Parent shall promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.



                                   ANNEX-A-24

         Section 7.9. No Solicitation.

         (a) The Company and its Subsidiaries will not, and will use its reasonable best efforts to cause its respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in substantive discussions or negotiations with any Person with respect thereto, or in connection with any Acquisition Proposal or potential Acquisition Proposal, disclose any nonpublic information relating to it or its Subsidiaries or afford access to the properties, books or records of it or its Subsidiaries to, any Person that has made, or to such party's knowledge, is considering making, any Acquisition Proposal; provided, however, that, in the event that (x) the Company shall receive a Superior Proposal that was not solicited by it and did not otherwise result from a breach of this Section 7.9, (y) prior to receipt of Company Stockholder Approval, the Board of Directors of the Company determines in its good faith judgment, after receiving the advice of outside counsel, that, in light of this Superior Proposal, if the Company fails to participate in such discussions or negotiations with, or provide such information to, the party making the Superior Proposal, there is a reasonable possibility that such Board of Directors would be in violation of its fiduciary duties under applicable law, and (z) after giving Parent three business day's notice of its intention to do so, the Company may (i) furnish information with respect to it and its subsidiaries to the Person making such Superior Proposal pursuant to a customary confidentiality agreement containing terms generally no less restrictive than the terms contained in the Confidentiality Agreement (but not containing any exclusivity provision and permitting the Person to submit to the Board of Directors of the Company Acquisition Proposals with respect to the Company provided that any such Acquisition Proposal is subject to the approval of the Board of Directors of the Company) provided that a copy of all such written information is simultaneously provided to Parent and (ii) participate in discussions and negotiations regarding such Superior Proposal.

         (b) Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal; provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent, after receiving a Superior Proposal, the Board of Directors of the Company determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of the Superior Proposal, there is a reasonable possibility that the Board of Directors would be in violation of its fiduciary duties under applicable law if it fails to make such a recommendation.

         (c) The Company will (A) promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth the material terms thereof) the Parent after receipt of any Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that has made, or to such party's knowledge may be considering making, an Acquisition Proposal, and (B) will keep the Parent reasonably informed of any changes to the material terms of any such Acquisition Proposal or request. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated, and use reasonable best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal.

         For purposes of this Agreement, "Acquisition Proposal" means any written offer or proposal for, or any written indication of interest in, any (i) direct or indirect acquisition or purchase of a business or asset of the Company or any of its Subsidiaries that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any


                                   ANNEX-A-25
class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal for or in respect of all of the outstanding shares of Company Common Stock (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with USBancorp Piper Jaffray or another financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal deemed relevant by such Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the party making such proposal to obtain financing for such Acquisition Proposal) are more favorable from a financial point of view to its stockholders than the Merger; and (ii) that constitutes a transaction that, in such Board of Directors' judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

         (d) The Company agrees that it will take the necessary steps promptly to inform its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 7.9.

         Section 7.10. Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are reasonable and legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

         Section 8.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

         (a) this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with Indiana Law and the Company shall have complied with the information and notice requirements of Rule 14c-2 of the Exchange Act, if applicable;

         (b) any applicable waiting period (including any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

         (d) (i) all required approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired) unless the failure to receive any such approval or consent would not, and would not be reasonably expected to, have a Material Adverse Effect on Parent at or after the Effective Time and (ii) all such approvals and consents which have been obtained shall be on terms that would not, and would not reasonably be expected to, have a Material Adverse Effect on Parent at or after the Effective Time.



                                   ANNEX-A-26

         Section 8.2. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

         (b) there shall not be instituted or pending any action or proceeding by any governmental authority (whether domestic, foreign or supranational) before any court or governmental authority or agency, domestic, foreign or supranational, seeking to (i) restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any Subsidiary of Parent of all or any portion of the business of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries or to compel Parent or any Subsidiary of Parent to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries; (ii) to impose or confirm limitations on the ability of Parent or any Subsidiary of Parent effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including, without limitation, the right to vote any shares of Company Common Stock (or shares of stock of the Surviving Corporation) on any matters properly presented to stockholders; or (iii) seeking to require divestiture by Parent or any Subsidiary of Parent of any shares of Company Common Stock (or shares of stock of the Surviving Corporation), if any such matter referred in subclauses (i),
(ii) and (iii) would, or would reasonably be expected to, have a Material Adverse Effect on Parent at or after the Effective Time;

         (c) there shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect on Parent at or after the Effective Time;

         (d) since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company, nor shall there have occurred a change or event which would reasonably be expected to have a Material Adverse Effect on the Company;

         (e) the consent and waiver of Foothill Capital Corporation ("Foothill") with respect to the Offer and the Merger and the termination of the Company Warrant issued to Foothill shall have been obtained (the "Foothill Consent");

         (f) there shall not have been a subsequent development (including any settlement or final settlement offer from counsel for the plaintiffs) in any action or proceeding pending on the date of this Agreement relating to the Company or any of its Subsidiaries or there shall not have been instituted any action or proceeding subsequent to the date of this Agreement that would (i) have a Material Adverse Effect on the Company, or (ii) make materially more costly (A) the making of the Offer, (B) the acceptance for payment of, or payment for, some or all of the shares pursuant to the Offer, (C) the purchase of shares pursuant to the Offer, or (D) the consummation of the Merger; or

         (g) the Company shall not have (i) petitioned or applied to any tribunal for or consented to the appointment of a receiver, (ii) admitted in writing its inability to pay its debts as they mature, (iii) made an assignment for the benefit of creditors, (iv) been adjudicated bankrupt or insolvent, (v) filed voluntarily or had filed against it a petition in bankruptcy or a petition or an answer seeking reorganization or any arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, dissolution or


                                   ANNEX-A-27
liquidation law or statute, or (vi) become unable to conduct its business, taken as a whole, substantially as currently conducted (including the purchase of inventory and supplies and the payment of liabilities).

         Section 8.3. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

         (a) (i) Each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date, and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect;

         (b) there shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect on the business of the Surviving Corporation at or after the Effective Time; and

         (c) the Foothill Consent shall have been obtained.

                                    ARTICLE 9

                                   TERMINATION

         Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company and Parent:

         (a) by mutual consent of Parent and the Company;

         (b) (i) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect, or any such representation and warranty shall have become untrue, in any such case such that Section 8.2(a) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

                  (ii) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect, or any such representation and warranty shall have become untrue, in any such case such that Section 8.3(a) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach;

         (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Offer or the Merger shall have become final and nonappealable;

         (d) by either Parent or the Company if (i) the Offer shall not have been consummated before October 23, 2000 or (ii) the Merger shall not have been consummated before December 22, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this


                                   ANNEX-A-28

Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein; provided, however, that this Agreement may be extended not more than 60 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a direct result of (i) the Company or Parent having failed to receive all regulatory approvals or consents required to be obtained by the Company or Parent with respect to the Offer or Merger or (ii) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Offer or the Merger; provided further, that this Agreement may be extended up to 90 days by Parent (and the Company agrees to such extension), in its sole discretion, in the event the Foothill Consent shall not have been obtained prior to the dates set forth in this Section 9.1(d); provided further, that the Company may not terminate this Agreement due to the failure to obtain the Foothill Consent prior to the expiration of the period referred to in the immediately preceeding proviso.

         (e) by the Company if it determines to accept a Superior Proposal; provided that such termination under clause (e) shall not be effective unless the Company gives notice to the Parent at least three business day prior to acceptance of a Superior Proposal and shall not be effective until the Company has delivered the Company Breakup Fee pursuant to Section 9.2(b). The Company shall not accept a Superior Proposal unless it terminates this Agreement.

         (f) by Parent, if the Board of Directors of the Company shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement, the Offer or the Merger, whether or not permitted by the terms hereof, or shall have failed to call the Company Stockholder Meeting, or shall have recommended a Superior Proposal (or the Board of Directors of the Company shall resolve to do any of the foregoing);

         (g) by Parent if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company's Stockholder Meeting or any adjournment or postponement thereof (except in connection with a breach by Parent of its covenants under this Agreement).

         (h) by the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company's Stockholder Meeting or any adjournment or postponement thereof (except in connection with a breach by the Company of its covenants under this Agreement).

         (i) by Parent if Parent or Merger Subsidiary, as the case may be, shall have terminated the Offer, or the Offer shall have expired, without Parent or Merger Subsidiary, as the case may be, purchasing any shares of Company Common Stock thereunder.

         Section 9.2. Effect of Termination.

         (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of this Section 9.2, Section 9.3 the confidentiality provisions hereof, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b) In the event of termination of this Agreement without consummation of the transactions contemplated hereby by the Company pursuant to Section 9.1(e) then the Company shall make payment to Parent simultaneously therewith by wire transfer of immediately available funds of a breakup fee in the amount of $1,250,000 (the "Company Breakup Fee") plus all expenses incurred by Parent in connection with the transactions contemplated hereby (which expenses shall not exceed $500,000 in the aggregate).

         (c) If (i) this Agreement is terminated without consummation of the transactions contemplated in this Agreement by the Company pursuant to Section 9.1(h) and (ii) at the time of the vote on the Merger by the stockholders of the


                                   ANNEX-A-29

Company, an unsolicited Acquisition Proposal shall have been proposed, then the Company shall immediately make payment of the Company Breakup Fee plus all expenses incurred by Parent in connection with the transactions contemplated hereby (which expenses shall not exceed $500,000 in the aggregate) to the Parent by wire transfer of immediately available funds upon consummation of a Acquisition Proposal if such Acquisition Proposal is consummated within twelve
(12) months from the time of the vote of the stockholders of the Company on the Merger and such consummated Acquisition Proposal is with the party (or an affiliate of the party) which had proposed an unsolicited Acquisition Proposal which was received by the Company prior to the Company's stockholders' vote on the Merger.

         Section 9.3. Fees and Expenses. All expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same. The Company shall pay the expenses related to printing, filing and mailing of the Proxy Statement.

                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

         if to Parent or Merger Subsidiary, to:

                  Heico Holding, Inc.
                  5600 Three First National Plaza
                  Chicago, Illinois  60602
                  Attention:  Michael E. Heisley
                  Facsimile No.: (312) 419-9417

         with a copy to:

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois  60606
                  Attention:  Helen R. Friedli, P.C.
                  Facsimile No.: (312) 984-7700

         if to the Company, to:

                  National-Standard Corporation
                  1618 Terminal Road
                  Niles, Michigan  49120
                  Attention:  Tim Wright
                  Facsimile No.:  (616) 683-0303

         with a copy to:

                  Bell, Boyd & Lloyd, LLC
                  Three First National Plaza
                  Chicago, Illinois 60602-4207
                  Attention: Patrick J. Maloney, Esq.
                  Facsimile No.: (312) 372-2098

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such


                                   ANNEX-A-30
facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         Section 10.2. Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

         Section 10.3. Amendments; No Waivers.

         (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time at any time prior to or after the receipt of the Company Stockholder Approval, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of any such approval, if any such amendment or waiver shall by law or in accordance with the rules and regulations of the Amex requires further approval of stockholders, the effectiveness of such amendment or waiver shall be subject to the necessary stockholder approval.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 10.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

         Section 10.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Indiana, without regard to principles of conflicts of law.

         Section 10.6. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Indiana or Illinois, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

         Section 10.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 10.8. Entire Agreement. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. No provision of this Agreement or any other


                                   ANNEX-A-31
agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         Section 10.9. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 10.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.11. No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

         Section 10.12. Words in Singular and Plural Form; Gender. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require and words importing one gender shall include the other two.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       NATIONAL STANDARD COMPANY


                                       By:  /s/   Ronald B. Kalich
                                          --------------------------------------
                                          Name:   Ronald B. Kalich
                                          Title:  President and CEO



                                       HEICO HOLDING, INC.


                                       By:  /s/   Stanley H. Meadows
                                          --------------------------------------
                                          Name:   Stanley H. Meadows
                                          Title:  Assistant Secretary



                                       NS ACQUISITION CORP.


                                       By:  /s/   Stanley H. Meadows
                                          --------------------------------------
                                          Name:   Stanley H. Meadows
                                          Title:  Assistant Secretary



                                   ANNEX-A-32

                                    EXHIBIT A

                             CONDITIONS TO THE OFFER

         Notwithstanding any other term of the Offer or this Agreement, Parent or Merger Subsidiary, as the case may be, shall not be required to accept for payment or to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate (except as set forth in the last paragraph of this Exhibit A) or amend the Offer if at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exist or shall occur and remain in effect:

         (a) (i) the Company shall not have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the scheduled or extended expiration of the Offer, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall not be true and correct in all material respects at and as of the scheduled or extended expiration of the Offer as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) Parent shall not have received a certificate signed by an executive officer of the Company to the foregoing effect;

         (b) there shall have been instituted or pending any action or proceeding by any governmental authority (whether domestic, foreign or supranational) before any court or governmental authority or agency, domestic, foreign or supranational, seeking to (i) restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any Subsidiary of Parent of all or any portion of the business of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries or to compel Parent or any Subsidiary of Parent to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Parent or any of its Subsidiaries; (ii) to impose or confirm limitations on the ability of Parent or any Subsidiary of Parent effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including, without limitation, the right to vote any shares of Company Common Stock (or shares of stock of the Surviving Corporation) on any matters properly presented to stockholders; or (iii) seeking to require divestiture by Parent or any Subsidiary of Parent of any shares of Company Common Stock (or shares of stock of the Surviving Corporation), if any such matter referred in subclauses
(i), (ii) and (iii) would, or would reasonably be expected to, have a Material Adverse Effect on Parent at or after the scheduled or extended expiration of the Offer;

         (c) there shall have been any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Offer or the Merger and the other transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect on Parent at or after the scheduled or extended expiration of the Offer;

         (d) since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to the Company, or there shall have occurred a change or event which would reasonably be expected to have a Material Adverse Effect on the Company;

         (e) the consent and waiver of Foothill Capital Corporation ("Foothill") with respect to the Offer and the Merger and the termination of the Company Warrant issued to Foothill shall not have been obtained at the expiration of the Offer;

         (f) there shall have been a subsequent development (including any settlement or final settlement offer from counsel for the plaintiffs) in any action or proceeding pending on the date of this Agreement relating to the Company or any of its Subsidiaries or there shall have been instituted any action or proceeding subsequent to the date of this Agreement that would (i) have a Material Adverse Effect on the Company, or (ii) make materially more


                                   ANNEX-A-33
costly (A) the making of the Offer, (B) the acceptance for payment of, or payment for, some or all of the shares pursuant to the Offer, (C) the purchase of shares pursuant to the Offer, or (D) the consummation of the Merger;

         (g) the Company shall have (i) petitioned or applied to any tribunal for or consented to the appointment of a receiver, (ii) admitted in writing its inability to pay its debts as they mature, (iii) made an assignment for the benefit of creditors, (iv) been adjudicated bankrupt or insolvent, (v) filed voluntarily or had filed against it a petition in bankruptcy or a petition or an answer seeking reorganization or any arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, dissolution or liquidation law or statute, or (vi) become unable to conduct its business, taken as a whole, substantially as currently conducted (including the purchase of inventory and supplies and the payment of liabilities);

         (h) this Agreement shall have been terminated in accordance with its terms;

         (i) Parent and the Company shall have agreed that Parent or Merger Subsidiary, as the case may be, shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

         (j) there shall not have been validly tendered and not withdrawn at the expiration of the Offer, a number of shares of Company Common Stock equal to at least a majority of the then outstanding shares of Company Common Stock.

         The foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may be asserted by Parent or Merger Subsidiary regardless of the circumstances giving rise to any such condition and may be waived by Parent and Merger Subsidiary, in whole or in part, at any time and from time to time, in the discretion of Parent and Merger Subsidiary. The failure by Parent or Merger Subsidiary at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

         Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Company Common Stock not theretofore accepted for payment shall promptly be returned by the depositary to the tendering stockholders.

         If the Offer Condition specified in Section (g) of this Exhibit A shall not be satisfied due to the filing of an involuntary petition against the Company seeking the relief specified in such Section (g), Parent and Merger Subsidiary may not terminate the Offer until thirty (30) days after the filing of such involuntary petition if the involuntary petition shall not have been dismissed prior to that time.



                                   ANNEX-A-34